Exhibit 99.1

TTEC Announces First Quarter 2025

Financial Results

First Quarter 2025

Revenue was $534.2 Million, down 7.4 Percent

Net Income was $3.2 Million or 0.6 Percent of Revenue

($13.6 Million or 2.6 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $56.4 Million or 10.6 Percent of Revenue

Reiterates Outlook for Full Year 2025

AUSTIN, May 8, 2025 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the first quarter ended March 31, 2025.

“2025 is off to a good start with our financial performance exceeding plan. In the first quarter, we signed several new enterprise clients, grew the share of wallet with our embedded base, broadened our market reach with more complex digitally enabled solutions, built valuable partnerships with new CX technology partners, improved operational performance, and fortified the leadership team,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

“While we are pleased with our first quarter results, many of our clients are adopting a cautious approach in the current economic environment. Due to the recent uncertainty in trade policy, it is challenging for any business operating on a global scale to accurately predict the future. As a result, we are staying close to our clients and remaining agile as we look forward to policy stabilization,” Tuchman continued.

FIRST QUARTER 2025 FINANCIAL HIGHLIGHTS

Revenue

•	First quarter 2025 GAAP revenue was $534.2 million, a 7.4 percent decrease compared to $576.6 million in the prior year.
•	Foreign exchange had a $6.0 million negative impact on revenue in the first quarter of 2025.

Income from Operations

•	First quarter 2025 GAAP income from operations was $24.2 million, or 4.5 percent of revenue, compared to $22.7 million, or 3.9 percent of revenue in the prior year.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $41.5 million, or 7.8 percent of revenue, compared to $37.9 million, or 6.6 percent of revenue in the prior year.
•	Foreign exchange had a $4.2 million positive impact on Non-GAAP income from operations in the first quarter of 2025.

Adjusted EBITDA

•	First quarter 2025 Non-GAAP Adjusted EBITDA was $56.4 million, or 10.6 percent of revenue, compared to $54.9 million, or 9.5 percent of revenue in the prior year.

Earnings Per Share

•	First quarter 2025 GAAP fully diluted earnings per share was $0.07 compared to $0.01 in the prior year.
•	Non-GAAP fully diluted earnings per share was $0.28 compared to $0.27 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the first quarter of 2025 was a positive $21.6 million compared to a negative $15.6 million for the first quarter of 2024.
•	Free cash flow in the first quarter of 2025 was a positive $16.2 million compared to a negative $29.1 million for the first quarter of 2024.
•	Capital expenditures in the first quarter of 2025 were $5.4 million compared to $13.5 million for the first quarter of 2024.
•	As of March 31, 2025, TTEC had cash and cash equivalents of $85.1 million and debt of $966.6 million, resulting in a net debt position of $881.4 million. This compares to a net debt position of $865.3 million for the same period 2024.
•	As of March 31, 2025, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $230 million compared to $95 million for the same period 2024.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	First quarter 2025 GAAP revenue for TTEC Digital was $108.0 million, a decrease of 3.6 percent compared to $112.0 million for the year ago period.
•	Income from operations was $5.9 million or 5.4 percent of revenue compared to $3.3 million or 2.9 percent of revenue in the prior year.
•	Non-GAAP income from operations was $12.1 million, or 11.2 percent of revenue compared to operating income of $9.3 million or 8.3 percent of revenue in the prior year.

TTEC Engage – Technology-enabled customer care, acquisition, and fraud mitigation services

•	First quarter 2025 GAAP revenue for TTEC Engage was $426.2 million, an 8.3 percent decrease from $464.6 million for the year ago period.

•	Income from operations was $18.3 million or 4.3 percent of revenue compared to $19.4 million, or 4.2 percent of revenue in the prior year.
•	Non-GAAP income from operations was $29.4 million, or 6.9 percent of revenue, compared to operating income of $28.7 million, or 6.2 percent of revenue in the prior year.
•	Foreign exchange had a $5.5 million negative impact on revenue and a $4.2 million positive impact on income from operations.

BUSINESS OUTLOOK

“We exceeded our plan in the first quarter with both segments delivering strong results. In TTEC Digital, our client centric go-to-market approach, AI-enabled solutions and analytics, and multi-platform capabilities are resonating in the market. In TTEC Engage, we continue to focus on our top priorities, improving operational agility, providing digitally enabled solutions and optimizing our cost structure to further drive momentum,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “We are pleased with our first quarter results and are re-iterating our full-year outlook. It is difficult to predict how the economic uncertainties will impact our existing clients and potential new clients, however, both our TTEC Digital and TTEC Engage segments are well positioned to navigate the current environment.”

TTEC Full Year 2025 Outlook
	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$2,014M — $2,064M	$2,039M
Non-GAAP adjusted EBITDA	$215M — $235M	$225M
Non-GAAP adjusted EBITDA margins	10.7% — 11.4%	11.0%
Non-GAAP operating income	$154M — $174M	$164M
Non-GAAP operating income margins	7.6% — 8.4%	8.0%
Interest expense, net	($75M) — ($79M)	($77M)
Non-GAAP adjusted tax rate	38% — 42%	40%
Diluted share count	48.2M — 48.6M	48.4M
Non-GAAP earnings per a share	$0.95 — $1.20	$1.08

Engage Full Year 2025 Outlook
	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$1,556M — $1,586M	$1,571M
Non-GAAP adjusted EBITDA	$151M — $163M	$157M
Non-GAAP adjusted EBITDA margins	9.7% — 10.3%	10.0%
Non-GAAP operating income	$101M — $113M	$107M
Non-GAAP operating income margins	6.5% — 7.1%	6.8%

Digital Full Year 2025 Outlook
	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$458M — $478M	$468M
Non-GAAP adjusted EBITDA	$64M — $72M	$68M
Non-GAAP adjusted EBITDA margins	13.9% — 15.0%	14.5%
Non-GAAP operating income	$53M — $61M	$57M
Non-GAAP operating income margins	11.5% — 12.7%	12.1%

The company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2025 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.
•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

TTEC will host a live webcast and conference call at 8:30 a.m. ET on Friday, May 9, 2025. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The company's employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2025	2024
Revenue	$534,228	$576,638

Operating Expenses:
Cost of services	414,547	453,818
Selling, general and administrative	70,037	74,575
Depreciation and amortization	22,698	25,145
Restructuring charges, net	1,996	249
Impairment losses	761	140
Total operating expenses	510,039	553,927

Income From Operations	24,189	22,711

Other income (expense), net	(11,628)	(19,882)

Income Before Income Taxes	12,561	2,829

Provision for income taxes	(9,315)	(2,329)

Net Income	3,246	500

Net (loss) / income attributable to noncontrolling interest	(1,862)	(2,805)

Net Income / (Loss) Attributable to TTEC Stockholders	$1,384	$(2,305)

Net Income Per Share

Basic	$0.07	$0.01

Diluted	$0.07	$0.01

Net Income / (Loss) Per Share Attributable to TTEC Stockholders

Basic	$0.03	$(0.05)

Diluted	$0.03	$(0.05)

Income From Operations Margin	4.5%	3.9%
Net Income Margin	0.6%	0.1%
Net Income / (Loss) Attributable to TTEC Stockholders Margin	0.3%	(0.4)%
Effective Tax Rate	74.2%	82.3%

Weighted Average Shares Outstanding
Basic	47,771	47,432
Diluted	48,225	47,587

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2025	2024
Revenue:
TTEC Digital	$108,040	$112,031
TTEC Engage	426,188	464,607
Total	$534,228	$576,638

Income From Operations:
TTEC Digital	$5,864	$3,288
TTEC Engage	18,325	19,423
Total	$24,189	$22,711

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$85,135	$84,991
Accounts receivable, net	440,190	452,573
Prepaids and other current assets	109,611	92,947
Income and other tax receivables	20,301	21,785
Total current assets	655,237	652,296

Property and equipment, net	123,274	132,051
Operating lease assets	84,944	91,263
Goodwill	571,919	571,197
Other intangibles assets, net	157,098	164,808
Income and other tax receivables, long-term	24,279	31,781
Other assets	109,485	109,984

Total assets	$1,726,236	$1,753,380

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$77,406	$84,180
Accrued employee compensation and benefits	116,779	137,636
Deferred revenue	70,675	64,752
Current operating lease liabilities	32,116	33,358
Other current liabilities	37,327	34,010
Total current liabilities	334,303	353,936

Long-term liabilities:
Line of credit	964,000	975,000
Non-current operating lease liabilities	65,236	71,008
Other long-term liabilities	81,191	85,317
Total long-term liabilities	1,110,427	1,131,325

Equity:
Common stock	478	477
Additional paid in capital	423,368	420,181
Treasury stock	(584,900)	(584,900)
Accumulated other comprehensive income (loss)	(122,973)	(132,121)
Retained earnings	548,001	546,617
Noncontrolling interest	17,532	17,865
Total equity	281,506	268,119

Total liabilities and equity	$1,726,236	$1,753,380

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2025	2024
Cash flows from operating activities:
Net income	$3,246	$500
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	22,698	25,145
Amortization of contract acquisition costs	494	283
Amortization of debt issuance costs	510	643
Imputed interest expense and fair value adjustments to contingent consideration	-	(1,240)
Provision for credit losses	251	(31)
Loss on disposal of assets	316	510
Impairment losses	761	140
Deferred income taxes	1,913	(12,628)
Excess tax benefit from equity-based awards	236	292
Equity-based compensation expense	3,250	5,812
Loss / (gain) on foreign currency derivatives	(68)	77
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	14,189	(11,301)
Prepaids and other assets	(1,720)	3,094
Accounts payable and accrued expenses	(14,204)	(25,845)
Deferred revenue and other liabilities	(10,280)	(1,080)
Net cash provided by operating activities	21,592	(15,629)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	127	25
Purchases of property, plant and equipment	(5,406)	(13,473)
Net cash used in investing activities	(5,279)	(13,448)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	(11,000)	(42,000)
Payments on other debt	(462)	(741)
Payments to noncontrolling interest	(2,211)	(2,520)
Tax payments related to the issuance of restricted stock units	(62)	(127)
Payments of debt issuance costs		(1,100)
Net cash provided by financing activities	(13,735)	(46,488)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,434)	1,847

Increase / (decrease) in cash, cash equivalents and restricted cash	144	(73,718)
Cash, cash equivalents and restricted cash, beginning of period	84,991	173,905
Cash, cash equivalents and restricted cash, end of period	$85,135	$100,187

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2025	2024
Revenue	$534,228	$576,638

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$24,189	$22,711
Restructuring charges, net	1,996	249
Impairment losses	761	140
Property costs not related to operations	(46)	1,033
Mexico VAT consulting fees	408	-
Liability related to notifications triggered by labor scheme	-	(475)
Expenses related to non-binding offer	3,189	-
Equity-based compensation expenses	3,250	5,812
Amortization of purchased intangibles	7,750	8,445

Non-GAAP Income from Operations	$41,497	$37,915

Non-GAAP Income from Operations Margin	7.8%	6.6%

Depreciation and amortization	14,948	16,069
Changes in acquisition contingent consideration	-	(1,240)
Gain on property sale	(450)	-
Mexico VAT Recovery	(3,906)	770
Foreign exchange loss / (gain), net	750	1,192
Other Income (expense), net	3,589	206

Adjusted EBITDA	$56,428	$54,912

Adjusted EBITDA Margin	10.6%	9.5%

Reconciliation of Non-GAAP EPS:

Net Income	$3,246	$500
Add:Asset impairment and restructuring charges	2,757	389
Add:Equity-based compensation expenses	3,250	5,812
Add:Amortization of purchased intangibles	7,750	8,445
Add:Property costs not related to operations	(46)	1,033
Add:Liability related to notifications triggered by labor scheme	-	(475)
Add:Foreign VAT (inclusive of interest)	(7,823)	770
Add:Changes in acquisition contingent consideration	-	(1,240)
Add:Fees related to non-binding offer	3,189	-
Add:Gain on property sale	(450)	-
Add:Foreign exchange loss / (gain), net	750	1,192
Less:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	1,002	(3,806)

Non-GAAP Net Income	$13,625	$12,620

Diluted shares outstanding	48,225	47,587

Non-GAAP EPS	$0.28	$0.27

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$3,246	$500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,698	25,145
Other	(4,352)	(41,274)
Net cash provided by operating activities	21,592	(15,629)

Less - Total Cash Capital Expenditures	5,406	13,473

Free Cash Flow	$16,186	$(29,102)

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital
	Q1 25	Q1 24	Q1 25	Q1 24
Income from Operations	$18,325	$19,422	$5,864	$3,289
Restructuring charges, net	1,292	653	703	(404)
Impairment losses	720	140	42	-
Property costs not related to operations	(46)	1,033	-	-
Mexico VAT Consulting Fees	408	(475)	-	-
Expenses related to non-binding offer	2,633	-	556	-
Equity-based compensation expenses	2,023	3,783	1,227	2,029
Amortization of purchased intangibles	4,067	4,107	3,683	4,338

Non-GAAP Income from Operations	$29,422	$28,663	$12,075	$9,252

Depreciation and amortization	12,139	13,357	2,809	2,712
Gain on Property Sale	(450)	(1,240)	-	-
Mexico VAT Recovery	(3,906)	-	-	-
Foreign VAT receivable writeoff	-	770	-	-
Foreign exchange loss / (gain), net	751	1,378	(1)	(187)
Other Income (expense), net	3,587	44	2	163

Adjusted EBITDA	$41,543	$42,972	$14,885	$11,940